AGREEMENT and Plan of Merger




                                 by and among


                     Automation Acquisition Corporation,


                             DT Industries, Inc.,


                    Mid-West Automation Enterprises, Inc.


                                     and


                        the Stockholders listed herein








                                July 19, 1996

                              TABLE OF CONTENTS


                                                                        PAGE

RECITALS ...........................................................      1

ARTICLE I - DEFINITIONS ............................................      1
     Section 1.1    Definitions ....................................      1
     Section 1.2    Interpretive Rules .............................      3

ARTICLE II - THE MERGER ............................................      4
     Section 2.1    The Merger .....................................      4
     Section 2.2    Effective Time of the Merger ...................      4
     Section 2.3    Articles of Incorporation ......................      4
     Section 2.4    By-Laws ........................................      4
     Section 2.5    Directors and Officers .........................      4
     Section 2.6    Conversion of Shares ...........................      4
     Section 2.7    Closing of the Company Transfer Books ..........      5
     Section 2.8    Supplementary Action ...........................      5

ARTICLE III - MERGER CONSIDERATION; CLOSING ........................      5
     Section 3.1    Merger Consideration ...........................      5
     Section 3.2    Payment of Merger Consideration ................      5
     Section 3.3    Payment for Stock ..............................      6
     Section 3.4    Closing ........................................      6

ARTICLE IV - ADDITIONAL AGREEMENTS .................................      7
     Section 4.1    Indemnification and Escrow Agreement ...........      7
     Section 4.2    Releases .......................................      7
     Section 4.3    Lease Agreement ................................      7
     Section 4.4    Employment and Noncompetition Agreement ........      7
     Section 4.5    HSR Act ........................................      7
     Section 4.6    Termination of Agreements ......................      7
     Section 4.7    Bonus Arrangements .............................      8

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ARTICLE V - REPRESENTATIONS AND WARRANTIES
            OF THE COMPANY .........................................      9
     Section 5.1    Corporate Organization .........................      9
     Section 5.2    Valid and Binding Agreement ....................      9
     Section 5.3    No Violation ...................................     10
     Section 5.4    Consents and Approvals .........................     10
     Section 5.5    Capitalization .................................     10
     Section 5.6    Subsidiaries and Affiliates ....................     11
     Section 5.7    Financial Statements ...........................     11
     Section 5.8    Absence of Undisclosed Liabilities .............     12
     Section 5.9    Interim Operations and Absence of Certain
                    Changes ........................................     12
     Section 5.10   Taxes ..........................................     13
     Section 5.11   Employee Benefit Plans .........................     15
     Section 5.12   Compliance with Law ............................     17
     Section 5.13   Litigation; Claims .............................     18
     Section 5.14   Contracts and Commitments ......................     18
     Section 5.15   Intellectual Property Rights ...................     18
     Section 5.16   Liens ..........................................     19
     Section 5.17   Insurance ......................................     19
     Section 5.18   Accounts Receivable and Accounts Payable .......     19
     Section 5.19   Inventories and Backlog ........................     20
     Section 5.20   Tangible Personal Property .....................     20
     Section 5.21   Real Property ..................................     21
     Section 5.22   Environmental Matters ..........................     21
     Section 5.23   Governmental Authorizations ....................     23
     Section 5.24   Employees ......................................     23
     Section 5.25   Employee Relations .............................     24
     Section 5.26   Customers and Vendors ..........................     24
     Section 5.27   Distributors and Representatives ...............     24
     Section 5.28   Broker's or Finder's Fees ......................     24
     Section 5.29   Disclosure .....................................     25
     Section 5.30   Certain Transactions ...........................     25
     Section 5.31   Absence of Questionable Payments ...............     25
     Section 5.32   Directors and Officers; Bank Accounts ..........     25

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     Section 5.33   Defects in Products or Designs; Product Safety .     25
     Section 5.34   Product Warranties .............................     26

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE
             STOCKHOLDERS ..........................................     26
     Section 6.1    Ownership of Stock .............................     26
     Section 6.2    Valid and Binding Agreements ...................     26
     Section 6.3    Consents and Approvals .........................     26
     Section 6.4    Broker's or Finder's Fees ......................     27

ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF THE
              BUYER AND THE GUARANTOR ..............................     27
     Section 7.1    Corporate Organization .........................     27
     Section 7.2    Valid and Binding Agreements ...................     27
     Section 7.3    No Violation ...................................     27
     Section 7.4    Consents and Approvals .........................     27
     Section 7.5    Broker's or Finder's Fees ......................     27

ARTICLE VIII - COVENANTS ...........................................     27
     Section 8.1    Compliance with Law ............................     27
     Section 8.2    Operation of Business Prior to Closing .........     27
     Section 8.3    Access .........................................     30

ARTICLE IX - CONDITIONS PRECEDENT TO OBLIGATIONS OF
             THE BUYER AND THE GUARANTOR ...........................     30
     Section 9.1    Representations and Warranties .................     30
     Section 9.2    Covenants, Agreements and Conditions ...........     30
     Section 9.3    Proceedings ....................................     30
     Section 9.4    Corporate Proceedings ..........................     31
     Section 9.5    Governmental Approvals .........................     31
     Section 9.6    No Material Adverse Effect .....................     31
     Section 9.7    Insurance ......................................     31
     Section 9.8    Deliveries .....................................     31
     Section 9.9    HSR Act Requirements ...........................     32
     Section 9.10   Opinion of Counsel .............................     32

     Section 9.11   Tax Status Certification .......................     32
     Section 9.12   Payment of Indebtedness ........................     32
     Section 9.13   Evidence of Termination ........................     32

ARTICLE X - CONDITIONS PRECEDENT TO OBLIGATIONS OF
            THE COMPANY AND THE STOCKHOLDERS .......................     32
     Section 10.1   Representations and Warranties .................     32
     Section 10.2   Covenants, Agreements and Conditions ...........     33
     Section 10.3   Proceedings ....................................     33
     Section 10.4   Corporate Proceedings ..........................     33
     Section 10.5   Governmental Approvals .........................     33
     Section 10.6   Deliveries .....................................     33
     Section 10.7   HSR Act Requirements ...........................     33
     Section 10.8   Opinion of Counsel .............................     34

ARTICLE XI - OTHER MATTERS .........................................     34
     Section 11.1   Confidentiality ................................     34
     Section 11.2   Further Assurances .............................     34

ARTICLE XII - TERMINATION ..........................................     34
     Section 12.1   Methods of Termination .........................     34
     Section 12.2   Procedure Upon Termination .....................     35

ARTICLE XIII - MISCELLANEOUS                                             35
     Section 13.1   Survival of Representations, Warranties and
                    Agreements .....................................     35
     Section 13.2   Service of Process .............................     35
     Section 13.3   Notices ........................................     35
     Section 13.4   Governing Law ..................................     37
     Section 13.5   Modification; Waiver ...........................     37
     Section 13.6   Entire Agreement ...............................     37
     Section 13.7   Assignment; Successors and Assigns .............     37
     Section 13.8   Public Announcements ...........................     37
     Section 13.9   Severability ...................................     37
     Section 13.10  No Third Party Beneficiary .....................     38

     Section 13.11  Expenses .......................................     38
     Section 13.12  Actions by the Stockholders ....................     38
     Section 13.13  Execution in Counterpart .......................     38


EXHIBIT A        Stockholders
EXHIBIT B        Form of Indemnification and Escrow Agreement
EXHIBIT C        Calculation of Key Employee Bonus
EXHIBIT D        Form of Articles of Merger
EXHIBIT E        Form of Stockholder Release
EXHIBIT E-1      Form of Release from Robert Eitzinger
EXHIBIT F        Form of Building Lease
EXHIBIT F-1      Form of Parking Lot Lease
EXHIBIT G        Form of Employment and Noncompetition Agreement
EXHIBIT H        Form of Opinion of Rudnick & Wolfe
EXHIBIT I        Form of Opinion of Dickstein Shapiro Morin & Oshinsky L.L.P.
EXHIBIT J        Form of Press Release


Schedule 1       Persons with Knowledge
Schedule 5.1     Foreign Qualifications
Schedule 5.5     Capitalization
Schedule 5.6     Subsidiaries and Affiliates
Schedule 5.7     Company Audited Financial Statements
Schedule 5.7A    Subsidiary Unaudited Financial Statements
Schedule 5.7B Year End Adjustments and Exceptions to Subsidiary Unaudited Financial Statements
Schedule 5.7C    Company Cash Receipts and Disbursements
Schedule 5.8     Liabilities and Obligations
Schedule 5.9     Changes During Interim Operations
Schedule 5.10    Tax Matters
Schedule 5.11    Employee Benefit Plans
Schedule 5.13    Litigation; Claims
Schedule 5.14    Contracts and Commitments

Schedule 5.15    Intellectual Property Rights
Schedule 5.16    Liens
Schedule 5.17    Insurance
Schedule 5.19    Inventories and Backlog
Schedule 5.20    Locations Tangible Personal Property Owned
Schedule 5.20A   Tangible Personal Property Leased
Schedule 5.21    Real Property Leased
Schedule 5.23    Governmental Authorizations
Schedule 5.24    Employees
Schedule 5.25    Employee Relations
Schedule 5.26    Customers and Vendors
Schedule 5.27    Distributors and Representatives
Schedule 5.30    Certain Transactions
Schedule 5.32    Directors and Officers; Bank Accounts
Schedule 5.33    Defects in Products or Designs
Schedule 6.1     Encumbrances on Stock
Schedule 7.5     Broker's or Finder's Fees

                         AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated July 19, 1996, by and among Automation Acquisition Corporation, an Illinois corporation (the "Buyer"), DT Industries, Inc., a Delaware corporation (the "Guarantor"), Mid-West Automation Enterprises, Inc., an Illinois corporation (the "Company"), and the stockholders of the Company listed on Exhibit A hereto (the "Stockholders").

                                   RECITALS

          WHEREAS, the respective boards of directors of the Buyer and the Company have approved the merger of the Buyer with and into the Company (the "Merger"), pursuant to and subject to the conditions set forth herein;

          WHEREAS, the Guarantor, as the owner of all of the issued and outstanding capital stock of the Buyer, has agreed to guaranty the Buyer's obligations hereunder;

          WHEREAS, the Buyer, the Company and the Stockholders desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe various conditions to the Merger;

          NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants which are to be made and performed by the respective parties, it is hereby agreed as follows:


                                   ARTICLE I

                                  DEFINITIONS

SECTION 13.10  DEFINITIONS.

               The following terms when used in this Agreement have the meanings set forth below:

               (a) "Accountants" means Altschuler, Melvoin and Glasser LLP, independent certified public accountants of the Company and its Subsidiaries.

               (b) "Affiliate" means any Person now or hereinafter controlling, controlled by or under common control with another Person.

               (c)   "Articles of Merger" has the meaning set forth in
Section 2.2.

               (d) "BCA" means the Illinois Business Corporation Act of 1983, as amended.

               (e)   "CERCLA" has the meaning set forth in Section 5.22(a).

               (f)   "CERCLIS" has the meaning set forth in Section 5.22(f).

               (g)   "Closing" has the meaning set forth in Section 3.4.

               (h)   "Closing Date" has the meaning set forth in Section 3.4.

               (i) "Code" means the United States Internal Revenue Code of 1986, as amended.

               (j) "Company Audited Financial Statements" has the meaning set forth in Section 5.7.

               (k) "Subsidiary Unaudited Financial Statements" has the meaning set forth in Section 5.7.

               (l)   "Constituent Corporations" means the Buyer and the Company.

               (m) "Debt" means all indebtedness, including outstanding principal and interest and any success fees, prepayment premiums, make-whole premiums or penalties for borrowed money of the Company and its Subsidiaries owed to banks, other financial institutions, Stockholders or third parties.

               (n) "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

               (o)   "Effective Time" has the meaning set forth in Section 2.2.

               (p)   "Environmental Laws" has the meaning set forth in
Section 5.22(c).

               (q) "Escrow Agent" means the escrow agent selected by the parties to act pursuant to the Indemnification and Escrow Agreement.

               (r)   "Escrow Amount" has the meaning set forth in
Section 3.2(b).

               (s) "Expenses" means the expenses incurred by the Company and the Stockholders in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated herein to the extent such expenses are an expense, liability or obligation of the Company and its Subsidiaries.

               (t) "GAAP" means generally accepted accounting principles of the United States applied in a manner consistent with past practice of the Company and its Subsidiaries.

               (u) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               (v)   "Hazardous Material" has the meaning set forth in
Section 5.22(a).

               (w) "Indemnification and Escrow Agreement" means an indemnification and escrow agreement substantially in the form attached hereto as Exhibit B.

               (x) "Intellectual Property" means any and all inventions, Marks (including trademarks, service marks, certification marks, collective marks, and collective membership marks whether word, logo, or other forms of Marks, all of the foregoing collectively referred to as "Marks"), trade names, copyrights, applications therefor, patents thereon, registrations thereof and licenses thereof, royalty rights, any and all goodwill associated with the business or represented by the assets of the Company and its Subsidiaries, trade secrets, secret processes and procedures, engineering, production, assembly, installation and design encompassed in any and all embodiments including, but not limited to technical drawings and specifications, working notes and memos, market studies, consultants' reports, technical and laboratory data, competitive samples, engineering prototypes, and confidential information, know-how, and all similar property of any nature, tangible or intangible, including all property listed or described on Schedule 5.15.

               (y)   "IRS" means the United States Internal Revenue Service.

               (z) "Knowledge" means, with respect to the Company, the knowledge of the Persons listed on Schedule 1.

               (aa)  "Leased Improvements" has the meaning set forth in
Section 5.21(b).

               (ab) "Leased Property" has the meaning set forth in Section 5.21(b).

               (ac) "Material Adverse Effect" means, with respect to any Person, any event, fact, condition, occurrence or effect which is reasonably expected to be materially adverse to the business, properties, assets, liabilities, capitalization, stockholders equity, financial condition, operations, licenses or other franchises, results of operations or prospects of such Person.

               (ad)  "Merger Consideration" has the meaning set forth in
Section 3.1(a).

               (ae) "Pension Plans" has the meaning set forth in Section 5.11(c)(i).

               (af)  "Permits" has the meaning set forth in Section 5.23.

               (ag) "Person" means and includes an individual, a partnership, a joint venture, a corporation or trust, an unincorporated organization, a group or a government or other department or agency thereof.

               (ah)  "Plans" has the meaning set forth in Section 5.11(a).

               (ai) "Price Waterhouse" means Price Waterhouse LLP, certified public accountants for the Buyer.

               (aj) "Stock" means the common stock of the Company, par value $0.10 per share.

               (ak)  "Stockholder Release" means the releases referred to in
Section 4.2.

               (al) "Subsidiaries" or "Subsidiary" means each direct or indirect subsidiary of the Company, including Mid-West Automation Systems, Inc., an Illinois corporation.

               (am)  "Surviving Corporation" has the meaning set forth in
Section 2.1.

               (an)  "Tax" has the meaning set forth in Section 5.10(c).

               (ao)  "Taxing Authority" has the meaning set forth in
Section 5.10(a).

               (ap)  "Tax Return" has the meaning set forth in Section 5.10(d).

SECTION 1.2    INTERPRETIVE RULES.

               For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) defined terms include the plural as well as the singular and the use of any gender shall be deemed to include the other gender; (b) references to "Articles," "Sections" and other subdivisions and to "Schedules" and "Exhibits" without reference to a document, are to designated Articles, Sections and other subdivisions of, and to Schedules and Exhibits to, this Agreement;
(c) the use of the term "including" means "including but not limited to"; and
(d) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision.


                                   ARTICLE II

                                   THE MERGER

SECTION 2.1    THE MERGER.

               At the Effective Time, the Buyer shall be merged with and into the Company in accordance with the applicable provisions of the BCA and the separate existence of the Buyer shall thereupon cease, and the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence in accordance with the BCA under the name Mid-West Automation Enterprises, Inc.

SECTION 2.2    EFFECTIVE TIME OF THE MERGER.

               At the Closing, the Company shall cause the Merger to be consummated by filing with the Secretary of State of Illinois appropriate articles of merger in substantially the form set forth as Exhibit D (the "Articles of Merger") duly executed in accordance with this Agreement and the BCA. The date and time at which the Articles of Merger become effective under the BCA is referred to herein as the "Effective Time."

SECTION 2.3    ARTICLES OF INCORPORATION.

               The Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation as amended pursuant to the Articles of Merger.

SECTION 2.4    BY-LAWS.

               The By-Laws of the Buyer as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation.

SECTION 2.5    DIRECTORS AND OFFICERS.

               The directors of the Surviving Corporation at the Effective Time shall be the directors of the Buyer in office immediately prior to the Effective Time, to serve in accordance with the By-Laws of the Surviving Corporation. The officers of the Surviving Corporation at the Effective Time shall be the officers of the Buyer immediately prior to the Effective Time, to serve in accordance with the By-Laws of the Surviving Corporation.

SECTION 2.6    CONVERSION OF SHARES.

               At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any securities of the Constituent
Corporations:

               (a) each share of Stock then outstanding, other than Stock to be canceled pursuant to Section 2.6(b), and all rights with respect thereto, shall be converted into and represent the right to receive the amounts of cash set forth in Section 3.1, payable as provided in Section 3.2;

               (b) each share of Stock, if any, held in the Company's treasury or owned beneficially by the Buyer or by any Subsidiary shall be canceled and retired without payment of any consideration therefor; and

               (c) each issued and outstanding share of common stock of the Buyer, $0.01 par value per share, outstanding immediately prior to the Effective Time shall remain outstanding and unchanged as a share of common stock of the Surviving Corporation.

SECTION 2.7    CLOSING OF THE COMPANY TRANSFER BOOKS.

               At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Stock thereafter. If, after the Effective Time, subject to the terms and conditions of this Agreement, certificates representing any such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for cash in accordance with Section 2.6.

SECTION 2.8    SUPPLEMENTARY ACTION.

               If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either of the Constituent Corporations, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the respective Constituent Corporations, in the name of and on behalf of the appropriate Constituent Corporation, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise carry out the purposes and provisions of this Agreement.


                                  ARTICLE III

                         MERGER CONSIDERATION; CLOSING

SECTION 3.1    MERGER CONSIDERATION.

               The aggregate merger consideration (the "Merger Consideration") shall be Ninety-Six Million Seven Hundred Fifty Thousand Dollars
($96,750,000.00). The Merger Consideration shall be distributed to the individual Stockholders in accordance with the percentages listed on Exhibit
A and as provided in Section 3.2.

SECTION 3.2    PAYMENT OF MERGER CONSIDERATION.

               (a) PAYMENTS TO STOCKHOLDERS. At the Closing, the Buyer shall pay the Stockholders (i) Ninety-Six Million Seven Hundred Fifty Thousand Dollars ($96,750,000.00) minus (ii) the Escrow Amount to be deposited with the Escrow Agent pursuant to Section 3.2(b). The payments to the Stockholders shall be made on the basis of the percentages listed on Exhibit
A.

               (b) ESCROW AMOUNT. The Buyer shall deposit Five Million Dollars ($5,000,000) (the "Escrow Amount") with the Escrow Agent pursuant to the terms of the Indemnification and Escrow Agreement.

               (c) EXPENSES. Any Expenses which have not been paid by the Stockholders at or prior to the Closing pursuant to Section 13.11, shall be paid by the Stockholders to the Surviving Corporation within ten (10) business days after receipt of an invoice itemizing such remaining Expenses in reasonable detail.

               (d) INTEREST. All sums to be paid subsequent to the Closing Date pursuant to this Section 3.2 shall bear interest from and after the Closing Date, until so paid, at the rate which is equal to the rate of interest actually earned on the Escrow Amount during such period, computed on the basis of a 365-day year and paid for the actual number of days elapsed. Interest calculated in accordance with this Section 3.2(d) shall be due and payable on the date on which the corresponding payment is due.

               (e) FORM OF PAYMENTS. All payments hereunder, other than payments originating from the Escrow Funds, shall be made by depositing, by bank wire transfer, the required amount (in immediately available funds) in an account of the recipient, which account shall be designated by the recipient at least three (3) business days prior to the date of the required payment.

SECTION 3.3    PAYMENT FOR STOCK.

               (a) At the Closing, the Buyer shall make available for disbursement in accordance with this Agreement, the aggregate Merger Consideration (less the Escrow Amount) into which shares of the Company are to be converted in the Merger pursuant to Section 2.6 hereof. Upon surrender to the Buyer of an outstanding certificate or certificates, together with an endorsement or stock power in blank, duly executed, the Buyer shall disburse to the Stockholder entitled thereto, at the times and in the manner provided in Section 3.2, the amount of cash into which his shares shall have been converted in the Merger. Until so surrendered, each certificate which immediately prior to the Effective Time represented outstanding Stock shall be deemed for all corporate purposes to evidence only the right to receive upon such surrender the cash into which his shares represented thereby shall have been converted in the Merger. No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding Stock. If outstanding certificates for shares of the Company are not surrendered, or the cash payment therefor not claimed prior to six years after the Effective Time (or, in any particular case, prior to such earlier date on which such cash payment would otherwise escheat to or become the property of any governmental unit or agency), the unclaimed amounts shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

               (b) If the Merger Consideration (or any portion thereof) is to be delivered to a person other than the person in whose name the certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of such Merger Consideration that the certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Buyer any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Buyer that such taxes have been paid or are not required to be paid. Appropriate procedures shall be implemented to deal with lost stock certificates.

SECTION 3.4    CLOSING.

               The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois on July 19, 1996, or at such other place, time or date as may be agreed upon by the parties hereto (the "Closing Date").

                                   ARTICLE IV

                             ADDITIONAL AGREEMENTS

SECTION 4.1    INDEMNIFICATION AND ESCROW AGREEMENT.

               As of the Closing, the Surviving Corporation, the Stockholders and the Escrow Agent will enter into the Indemnification and Escrow Agreement, pursuant to which the Buyer shall deliver the Escrow Amount to be held in escrow by the Escrow Agent.

SECTION 4.2    RELEASES.

               As of the Closing, each of the Stockholders shall deliver to the Surviving Corporation a release substantially in the form attached hereto as Exhibit E, and Robert Eitzinger shall deliver to the Surviving Corporation a release substantially in the form attached hereto as Exhibit E-1.

SECTION 4.3    LEASE AGREEMENT.

               As of the Closing, the Surviving Corporation and the Subsidiary shall enter into an agreement with American National Bank and Trust Company of Chicago, not personally but solely as Trustee under Trust Agreement dated March 1, 1985 and known as Trust No. 63442, for the lease of the premises known as 1400 Busch Parkway, Buffalo Grove, Illinois, such agreement to be substantially in the form attached hereto as Exhibit F. As of the Closing, the Surviving Corporation and the Subsidiary shall enter into an agreement with LaSalle National Trust, N.A. Trustee, Trust No. 10-38675-09 dated
June 10, 1981 for the lease of the premises known as Lot 15, Corporate Grove, Buffalo Grove, Illinois, such agreement to be substantially in the form attached hereto as Exhibit F-1.

SECTION 4.4    EMPLOYMENT AND NONCOMPETITION AGREEMENT.

               As of the Closing, Robert Eitzinger shall enter into an employment and noncompetition agreement with the Surviving Corporation, such agreement to be substantially in the form attached hereto as Exhibit G.

SECTION 4.5    HSR ACT.

               The Buyer, the Company and the Stockholders agree to furnish to each other such necessary information and reasonable assistance as may be requested in connection with any necessary filings or submissions required pursuant to the HSR Act.

SECTION 4.6    TERMINATION OF AGREEMENTS.

               All agreements, whether written or oral, direct or indirect, between the Company or any Subsidiary and any of the Stockholders or their Affiliates, including any guaranties of any obligations of the Stockholders or such Affiliates to third parties, shall be terminated at or prior to the Closing. At or prior to the Closing the Company shall have assigned its interest in the split dollar life insurance arrangements insuring the life of Robert Eitzinger in exchange for the value of such interests as reflected in the accounts of the Company and its Subsidiaries.

SECTION 4.7    BONUS ARRANGEMENTS.

               (a) Prior to the Closing, the Company and the Subsidiary shall amend their Key Employee Bonus Plan to provide that: (i) the total account balances of the participants shall be determined as of the Closing Date and shall include the security fund account and the full "multiplier" amount for each participant based on a "multiplier of 2.7; (ii) no further contribution will be made after the Closing Date; (iii) such total account balances shall accrue interest at the rate of six percent (6%) per annum from the Closing
Date to the date of distribution; and (iv) any and all forfeitures which arise under the Key Employee Bonus Plan shall remain within the Key Employee Bonus Plan and be reallocated to the participants therein in such amounts and to such participants as Robert Eitzinger may determine in his sole and absolute discretion; provided that all such reallocations shall be made no later than the second anniversary of the Closing Date. During the period commencing on the Closing Date and continuing until all account balances and accrued interest have been distributed, the Surviving Corporation shall continue in force the Key Employee Bonus Plan, and shall make no further amendment to the Key Employee Bonus Plan other than any amendment required by law.

               (b) At or prior to the Closing, the Company shall deliver to the Buyer or the Surviving Corporation an instrument, satisfactory to counsel to the Buyer, executed by the Company's Vice President--Finance and chief financial officer, in which he acknowledges that the amount of the payments payable to him under the Company's "Key Employees' Bonus Plan" shall be calculated in the method set forth in Exhibit C.

               (c) After the Closing, the Surviving Corporation shall pay the aggregate amount of seven hundred fifty thousand dollars ($750,000), plus interest accruing on such amount from the Closing Date to the date of distribution at the rate of six percent (6%) per annum (the "Additional Key Employee Bonus"), to certain key, highly compensated, employees of the Company and its Subsidiary designated by Robert Eitzinger in his sole and absolute discretion, in consideration of their service to the Company and/or the Subsidiary prior to the Closing Date. The Additional Key Employee Bonus shall be paid to those of such key employees, subsequent to the Closing, in such amounts as Robert Eitzinger shall determine, in his sole and absolute discretion; provided, however, that (i) payments of Additional Key Employee Bonus shall not exceed one hundred fifty thousand dollars ($150,000.00) to any one employee, (ii) distributions of Additional Key Employee Bonus shall not exceed two hundred thousand dollars ($200,000) during the first year following the Closing and shall not exceed four hundred fifty thousand dollars ($450,000) prior to the second anniversary of the Closing, (iii) all distributions of Additional Key Employee Bonus shall be completed no later than three (3) years from the date of Closing, and (iv) Robert Eitzinger shall receive no distributions from the of Additional Key Employee Bonus, directly or indirectly. From time to time after the Closing, Robert
Eitzinger shall provide written notice to the Surviving Corporation not less than thirty (30) days prior to the intended date of a payment of Additional
Key Employee Bonus, identifying an eligible key employee or employees to whom payments are to be made and specifying the gross amount payable to each such key employee, which amount shall then be paid by the Surviving Corporation to such key employee or employees, subject to required withholding obligations.

               (d) In the event Robert Eitzinger should be or become unable or unwilling to exercise his rights under paragraph (a) or (c) of this Section
4.7 then, in such event, his wife, Gisela Eitzinger, shall be entitled to exercise such rights in his stead. In the event Gisela Eitzinger should be or become unable or unwilling to act or to continue to act in such capacity then, in such event, Ronald L. Panter and Sherwin S.

Malis, or the survivor of them, shall be entitled to exercise such rights, which exercise shall be by joint action while both are surviving.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company hereby represents and warrants to the Buyer as follows, and the Buyer in agreeing to consummate the transactions contemplated by this Agreement has relied upon such representations and warranties, that:

SECTION 5.1    CORPORATE ORGANIZATION.

               (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted.

               (b) Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each of the jurisdictions listed on Schedule 5.1. Neither the Company nor its Subsidiaries is qualified or licensed to do business as a foreign corporation in any other jurisdiction and there are no other jurisdictions in which the failure to be qualified or licensed as a foreign corporation would have a Material Adverse Effect on the Company or its Subsidiaries.

               (c) The copies of the articles of incorporation and all amendments thereto of each of the Company and its Subsidiaries, each as certified by the secretary of state of its jurisdiction of incorporation, and the by-laws, as amended to date, of each of the Company and its Subsidiaries, each as certified by its secretary, which have heretofore been delivered to the Buyer, are true, complete and correct copies of the articles of incorporation and by-laws of the Company and its Subsidiaries, each as amended and in effect on the date hereof, and will be true, complete and correct as of the Closing Date.

               (d) The minute books and records of each of the Company and its Subsidiaries, copies of which have been delivered to the Buyer prior to the date hereof, are the original minute books and records of the Company and its Subsidiaries, contain all proceedings of the stockholders, the Board of Directors and any committees thereof with respect to the Company and its Subsidiaries, and are true, correct and complete in all material respects.
There have been no changes, alterations or additions to the minute books and records which have not been furnished to counsel for the Buyer prior to the date hereof.

SECTION 5.2    VALID AND BINDING AGREEMENT.

               The Company has all requisite corporate power and authority to enter into this Agreement and the Indemnification and Escrow Agreement. All necessary action on the part of the Company and its stockholders has been taken to authorize the execution and delivery of this Agreement and the Indemnification and Escrow Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transaction contemplated hereby and thereby. This Agreement has been, and as of the Closing Date, the Indemnification and Escrow Agreement will be, duly and validly executed and delivered by the Company, and will constitute valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 5.3    NO VIOLATION.

               Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provision hereof will (i) violate or conflict with any provision of the articles of incorporation or by-laws of the Company or any of its Subsidiaries, or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, or
(ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon the Stock or any of the properties or assets of the Company or its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their assets are bound, except, in each case, where such violations, conflicts, breaches or defaults, individually or in the aggregate do not have a Material Adverse Effect on the Company or its Subsidiary.

SECTION 5.4    CONSENTS AND APPROVALS.

               Except for any filings required by the HSR Act or for the filing of the Articles of Merger, no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required to be made or obtained by the Company or its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

SECTION 5.5    CAPITALIZATION.

               (a) The authorized capital stock of the Company consists solely of one hundred thousand (100,000) shares of Common Stock, of which ten thousand (10,000) shares are issued and outstanding and held as follows: six thousand seven hundred (6,700) shares by RGA Associates, an Illinois limited partnership and three thousand three hundred (3,300) shares by Robert
Eitzinger Trust No. 1 dated January 5, 1989. The issued and outstanding common stock is duly authorized, validly issued, fully paid and nonassessable, and none of the issued and outstanding shares of common stock were issued in violation of the preemptive rights of any present or former stockholder of the Company. The authorized capital stock of Mid-West
Automation Systems, Inc., an Illinois corporation ("Systems"), consists of ten thousand (10,000) shares of common stock, no par value, of which one thousand (1,000) are issued and outstanding. All of such shares are owned by the Company and are duly authorized, validly issued, fully paid and nonassessable, and none of the issued and outstanding shares of Systems were issued in violation of the preemptive rights of any present or former stockholder of Systems.

               (b)   Except as set forth in Section 5.5(a) or Schedule 5.5,
(i) there are no shares of capital stock or other equity securities (as the term "equity security" is defined in the Securities Exchange Act of 1934, as amended) of the Company or its Subsidiaries outstanding, (ii) there are no outstanding subscriptions, options, warrants or rights to purchase or acquire any equity securities of the Company or its Subsidiaries, (iii) no equity securities of the Company or its Subsidiaries are reserved for issuance for any purpose, and (iv) there are no contracts, commitments, agreements, understandings, arrangements or restrictions to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound relating to any shares of the capital stock or other equity securities of the Company (including the Stock) or its Subsidiaries, whether or not outstanding.

               (c) The Stockholders are the only record holders of the Stock and there is no lien, encumbrance or other interest relating to the Stock or any other equity securities held of record by any other Person.

SECTION 5.6    SUBSIDIARIES AND AFFILIATES.

               (a) Except as set forth on Schedule 5.6, neither the Company nor its Subsidiaries owns any capital stock or other equity securities of any other corporation and has no other type of interest (whether ownership or other) in any other corporation, partnership, joint venture or other business organization or entity. The interests of the Company and its Subsidiaries in any Person as set forth on Schedule 5.6 are owned by the Company or such Subsidiary free and clear of all liens, options, claims or encumbrances (including without limitation, rights of first refusal or similar rights) with respect to the ownership thereof. Neither the Company nor its Subsidiaries is subject to any obligation or requirement to provide funds for, or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any Person.

               (b) Except as set forth on Schedule 5.6, neither the Stockholders nor any of their Affiliates have any direct or indirect interest in any Person that competes with, conducts any business similar to, has any agreement or arrangement with or is involved in any way with, the business conducted by the Company and its Subsidiaries. None of such Stockholders nor any of their Affiliates have any direct or indirect interest in any property used by, or relating to, the business of the Company and its Subsidiaries, except by virtue of ownership of the Stock, which interest will be transferred upon consummation of the Merger.

SECTION 5.7    FINANCIAL STATEMENTS.

               (a) The audited consolidated financial statements of the Company and its Subsidiaries for each of the two (2) years ended May 30, 1993 and May 29, 1994 and the audited combined financial statements of the Company and its Subsidiary and Mid-West Automation International, Inc. ("International") for the fiscal year ended May 28, 1995, attached as
Schedule 5.7 hereto (the "Company Audited Financial Statements") (i) do not present, in conformity with GAAP, the consolidated/combined financial position, results of operations or cash flows solely because of the effects of the departures from GAAP as disclosed in the report of the auditors thereon, as of the statement dates and for the periods indicated, and
(ii) have been prepared in accordance with the Company's customary procedures for the preparation of financial statements consistently applied throughout and among the periods indicated.

               (b) The unaudited financial data, consisting of a preliminary balance sheet and statement of operations for Mid-West Automation Systems, Inc. as of and for the fiscal year ended May 26, 1996, attached as Schedule 5.7A hereto (the "Subsidiary Unaudited Financial Statements") have been prepared in accordance with the Company's customary procedures for the preparation of interim, unaudited financial statements and are consistent with the audited combined financial statements of the Company and its Subsidiary and International for the fiscal year ended May 28, 1995 subject to the omission of information relating to the Company and International and subject to certain year-end audit and other normal or recurring year-end adjustments as shown on Schedule 5.7B (made in accordance with GAAP, in the ordinary course of business and consistent with prior year-end accounting principles and adjustments except as noted on Schedule 5.7B).

               (c) The schedule of cash receipts and disbursements of the Company for the fiscal year ended May 26, 1996 attached as Schedule 5.7C hereto reflects all of the cash transactions of the Company for the fiscal year ended May 26, 1996.

               (d) Neither the Company, nor any Subsidiary has any Debt or will have any Debt on the Closing Date.

SECTION 5.8    ABSENCE OF UNDISCLOSED LIABILITIES.

               Except as set forth on Schedule 5.8, neither the Company nor its Subsidiaries has any liability or obligation (absolute, accrued, contingent or otherwise) of a type and amount which would be required to be reflected, reserved against or disclosed in financial statements of the Company in accordance with GAAP, including any guaranty with respect to any obligation, except (a) such liabilities or obligations as are fully reflected, reserved against or disclosed in the Company Audited Financial Statements (or the footnotes thereto) and (b) such liabilities or obligations as have been incurred in the ordinary course of business, consistent with past practice, since May 28, 1995.

SECTION 5.9    INTERIM OPERATIONS AND ABSENCE OF CERTAIN CHANGES.

               Since May 28, 1995, except as set forth on Schedule 5.9, the Company and its Subsidiaries have conducted their business in the ordinary course and consistent with past practice, and the Company and its Subsidiaries did not:

               (a) incur any Debt or, to the Knowledge of the Company, any other liabilities (whether absolute, accrued, contingent or otherwise) or guarantee any such indebtedness, except in the usual and ordinary course of their business, consistent with past practice;

               (b) suffer any damage, destruction or loss of tangible assets, whether or not covered by insurance, in excess of $100,000;

               (c) suffer any change in their financial condition, assets, liabilities or business or suffer any other event or condition of any character which individually or in the aggregate had or has a Material Adverse Effect on the Company or its Subsidiaries or materially diminishes the value of the assets of the Company or its Subsidiaries;

               (d) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) except in each case in the ordinary course of business;

               (e) cancel any debts or waive any claims or rights in excess of $100,000, except in each case in the ordinary course of business;

               (f) permit any material insurance policy to be cancelled or terminated and not replaced;

               (g) pledge or permit the imposition of any lien on or sell, assign, transfer or otherwise dispose of any of its tangible assets having an original acquisition cost in excess of $100,000, except the sale of inventory in the ordinary course of business or in connection with the replacement of equipment in the ordinary course of business;

               (h) factor, discount or otherwise accept less than full payment with regard to its accounts receivable and other amounts due or sell any inventory at less than fair market value or make any bulk sale of such inventory;

               (i) sell, assign, encumber, license, pledge, abandon or otherwise transfer any patents, applications for patents, Marks, trade names, copyrights, licenses or other intangible assets;

               (j) make any change in any method of accounting or accounting principle or practice;

               (k) write up or down the value of the inventory or determine as collectible any notes or accounts receivable that were previously considered to be uncollectible, except for write-ups or write-downs and other determinations in accordance with GAAP and in the ordinary course of business and consistent with past practice;

               (l) except for (i) payments of accrued items reflected in the Company Audited Financial Statements as of May 28, 1995, (ii) payments in accordance with the terms of leases relating to the Leased Property, and
(iii) payment of a bonus and DISC commission of not more than $7,600,000 in the aggregate expensed prior to May 26, 1996 and to be disbursed prior to Closing, make any payment of cash or transfer of any assets to any Stockholder or any Affiliate of a Stockholder;

               (m) grant any general increase in the compensation payable or to become payable to their officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any special increase in the compensation payable or to become payable to any officer or employee, except for normal merit and cost of living increases in the ordinary course of business and in accordance with past practice;

               (n) declare, pay or set aside for payment any dividend or other distribution on any shares of their capital stock; split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or repurchase or otherwise acquire any shares of its capital stock;

               (o) make any loans which in the aggregate exceed $15,000 to any employee or make any loans to any stockholder, officer, director or Affiliate;

               (p) make individual capital expenditures or commitments for same in excess of $100,000 or in excess of $1,750,000 in the aggregate;

               (q) lose or learn of the prospective loss of any customer or vendor listed on Schedule 5.26 or any representative or agent listed on
Schedule 5.27; or

               (r) agree or propose, whether in writing or otherwise, to take any action described in this Section 5.9.

SECTION 5.10   TAXES.

               (a) Each of the Company and its Subsidiaries has duly and timely filed with each appropriate federal, state, local and foreign governmental entity or other authority (individually or collectively, "Taxing Authority") all Tax Returns required to be filed. All such Tax Returns were true, correct and complete in all material respects. Each of the Company and its Subsidiaries has paid all Taxes which have become due and payable
(whether or not shown on any Tax Return). Adequate reserves and accruals in accordance with GAAP have been established to provide for the payment of all Taxes which are not yet due and payable with respect to the Company or its Subsidiaries for taxable periods or portions thereof ending on or before the Closing Date. There are no liens for Taxes upon the Company or its Subsidiaries or their assets except liens for current Taxes not yet due. The Company and its Subsidiaries have delivered to the Buyer correct and complete copies of all federal and state income Tax Returns for the five (5) most recently completed years, all examination reports by any Taxing Authority, and any statements of deficiencies proposed or assessed against or agreed to by the Company or its Subsidiaries. No audit, examination, investigation, proceeding, action or claim with respect to the Company's or its Subsidiaries' Taxes is pending, proposed or to the Knowledge of the Company, threatened, and there is not, to the Knowledge of the Company, any basis for the assessment or collection of additional Taxes against the Company or its Subsidiaries. Except as set forth on Schedule 5.10, during the past five (5) years there has not been an examination or notice of potential examination of the Tax Returns of the Company or its Subsidiaries by any Taxing Authority. No extension is in effect with respect to the filing of any Tax Return, the payment of any Taxes, or any limitation period regarding the assessment or collection of any Taxes.

               (b) All Taxes that are required to have been withheld or collected by the Company and its Subsidiaries have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authorities or properly deposited as required by applicable laws.

               (c) As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to the Company and its Subsidiaries, all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profit taxes, alternative or add-on minimum taxes, custom duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, penalties, additions to tax or additional amounts imposed by any Taxing Authority whether disputed or not.

               (d) As used in this Agreement, "Tax Return" is defined as any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Taxing Authority or other authority in connection with the determination, assessment or collection of any Tax paid or payable by the Company or its Subsidiaries or the administration of any laws, regulations or administrative requirements relating to any such Tax.

               (e) Schedule 5.10 lists the jurisdictions in which any of the Company and its Subsidiaries either files Tax Returns or pays Taxes with respect to which no returns are required to be filed. To the Knowledge of the Company, no claim has ever been made by any Taxing Authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

               (f)   No Stockholder is a foreign person within the meaning of
Section 1445(b)(2) of the Code.

               (g) No property of any of the Company and its Subsidiaries is property that the Company or such Subsidiary is or will be required to treat as owned for tax purposes by another person, or is "tax-exempt use property" as defined in Section 168(h) of the Code.

               (h) None of the Company and its Subsidiaries has during the past five (5) years agreed to or been required to make any adjustment pursuant to Section 481(a) of the Code by reason of any change in accounting method initiated by it; no Taxing Authority has proposed any such adjustment or change in accounting method; and none of the Company and its Subsidiaries has any application pending with any Taxing Authority requesting permission for any change in accounting method.

               (i) None of the Company and its Subsidiaries is now nor during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code has ever been a United States real property holding corporation as defined in
Section 897(c)(2) of the Code.

               (j) None of the Company and its Subsidiaries is now nor has ever been a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (k) None of the Company and its Subsidiaries has filed any consent under Section 341(f) of the Code.

               (l)   None of the Company and its Subsidiaries has ever been
(i) a member of an affiliated, consolidated, unitary or combined group filing a combined, consolidated, or unitary Tax Return (other than a group the common parent of which was the Company), or (ii) a party to any tax allocation, sharing or reimbursement agreement or arrangement.

               (m) Except as set forth on Schedule 5.10, none of the Company and its Subsidiaries is an obligor on, and none of its assets has been financed directly or indirectly by, any tax-exempt bonds.

               (n) None of the Company and its Subsidiaries has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law.

               (o) None of the Company and its Subsidiaries has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (p) None of the Company and its Subsidiaries has pending any ruling requests with any Taxing Authority.

               (q) None of the Company and its Subsidiaries has been a personal holding company within the meaning of Section 542 of the Code during the five-year period preceding the date hereof.

               (r) Each of the Company and its Subsidiaries has disclosed on its federal income tax Returns all positions therein that could give rise to a substantial understatement of federal income tax within the meaning of Code
Section 6662.

SECTION 5.11   EMPLOYEE BENEFIT PLANS.

               (a) Schedule 5.11 is a true and complete list of all annuity, bonus, cafeteria, stock option, stock purchase, profit sharing, savings, pension, retirement, incentive, group insurance, disability, employee welfare, prepaid legal, nonqualified deferred compensation including without limitation, excess benefit plans, top-hat plans, deferred bonuses, rabbi trusts, secular trusts, nonqualified annuity contracts, insurance arrangements, nonqualified stock options, phantom stock plans, or golden parachute payments, or other similar fringe benefit plans, and all other employee benefit funds or programs (within the meaning of Section 3(3) of ERISA), covering employees, former employees or directors of the Company and its Subsidiaries (the "Plans"). Except as set forth on Schedule 5.11, neither the Company nor its Subsidiaries is a party to any employee agreement, understanding, plan, policy, procedure, pattern or practice, or other arrangement, whether written or oral, which provides compensation or fringe benefits to its employees, and the Company and its Subsidiaries are in compliance with all its obligations under all such Plans. Except for changes required by applicable law, there are no negotiations, demands, commitments or proposals that are pending or that have been made that concern matters now covered, or that would be covered by the type of agreements described on
Schedule 5.11 or in this Section 5.11(a).

               (b)   With respect to each employee benefit plan listed on
Schedule 5.11, true and complete copies of (i) all Plan documents (including all amendments and modifications thereof), and related agreements including without limitation, the trust agreement and amendments thereto, insurance contracts and investment management agreements; (ii) the last three filed Form 5500 series and Schedules A, B, C, P and/or SSA, as applicable, and Forms PBGC-1, if any; (iii) summary plan descriptions; (iv) summary of material modifications, if any; (v) the most recent auditor's report, and copies of any and all tax qualification correspondence including without limitation, private letter rulings, applications for determination and determination letters issued with respect to the Plans; and (vi) the most recent annual and periodic accounting of related Plan assets, have also been delivered to the Buyer.

               (c) With respect to the Plans listed on Schedule 5.11 which are subject to ERISA:

                     (i) The Plans are in material compliance with the applicable provisions of ERISA and each of the employee pension benefit plans, within the meaning of Section 3(2) of ERISA (the "Pension Plans"), which are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter from the IRS or a request for such determination has been timely filed with the IRS (and to the Knowledge of the Company, nothing has occurred to cause the IRS to revoke such determination and the IRS has not indicated any disapproval of any request for such a determination);

                     (ii) Each Plan has been operated in accordance with its terms and all required filings that are due prior to the date hereof, including without limitation, the Forms 5500, for all Plans have been timely made;

                     (iii) No prohibited transactions, as defined by Section 406 of ERISA or Section 4975 of the Code, have occurred with respect to any of the Plans;

                     (iv) None of the Plans, nor any trust which serves as a funding medium for any of such Plans, nor any issue relating thereto is currently under examination by or pending before the IRS, the Department of Labor, the PBGC or any court, other than applications for determinations pending before the IRS;

                     (v) Except as set forth on Schedule 5.11(c)(v), none of the Pension Plans is a defined benefit plan within the meaning of Section 414(j) of the Code;

                     (vi) Except as set forth on Schedule 5.11(c)(vi), none of the Plans is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA and Section 411(f) of the Code, nor a plan maintained by more than one employer (hereinafter referred to as an "multiple employer plan"), nor a single employer plan under a multiple controlled group within the meaning of Section 4063 of ERISA, and neither the Company, its Subsidiaries, nor any entity required to be aggregated with the Company or its Subsidiaries under Section 414(b), (c), (m), or (o) of the Code has incurred any withdrawal liability with respect to any single plan, multiemployer or multiple employer plan, which liability could constitute a liability of the Surviving Corporation;

                     (vii) Except as set forth on Schedule 5.11(c)(vii), no benefit claims (except those submitted in the ordinary course of administration of such Plan) are currently pending against any Plan;

                     (viii) Except as set forth on Schedule 5.11(c)(viii), no Plan provides for retiree medical or retiree life insurance benefits for current or former employees of the Company or its Subsidiaries, and there is no liability for taxes with respect to disqualified benefits under Section 4976 of the Code; and

                     (ix) During the past five (5) years, no Pension Plan has been terminated by the Company or its Subsidiaries, and there is no liability for taxes with respect to a reversion of qualified plan assets under Section 4980 of the Code.

               (d) During the past five (5) years, there have been no failures to comply with the continuation coverage provisions required by Sections
601-608 of ERISA and Section 4980B of the Code under any Plan.

               (e) There are no employee benefit plans which cover employees of the Company or its Subsidiaries which are required to comply with the provisions of any foreign law.

               (f) All excess contributions, if any (together with any income allocable thereto), have been distributed (or, if forfeitable, forfeited) before the close of the first two and one half (2 1/2) months of the following plan year; and there is no liability for excise tax under Section 4979 of the Code with respect to such excess contributions, if any, for any Plan.

               (g) There is no liability for Taxes with respect to: (i) an accumulated funding deficiency under Section 4971 of the Code and/or (ii) a nondeductible contribution under Section 4792 of the Code.

               (h) Attached hereto as Schedule 5.11(h) is a true, correct and complete copy of the Company's Key Employee's Bonus Plan and all amendments thereto as of the date hereof. Exhibit C accurately describes the correct method in which the amounts payable to participants in the Company's Key Employees Bonus Plan may be determined.

SECTION 5.12   COMPLIANCE WITH LAW.

               The Company and its Subsidiaries have been, are and on the Closing Date will be in compliance with all applicable laws (including duties imposed by common law), rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, local and foreign) and all requirements imposed under building, zoning, occupational safety and health, pension, environmental control, toxic waste, fair employment, equal opportunity or similar laws, rules, regulations and ordinances, in each case the noncompliance with which would be likely to have a Material Adverse Effect on the Company or its Subsidiaries.

SECTION 5.13   LITIGATION; CLAIMS.

             Schedule 5.13 hereto contains a complete and accurate list of
(a) all claims, actions, suits, proceedings or investigations pending or (to the Knowledge of the Company) threatened by or against the Company or its Subsidiaries, and (b) all judgments, decrees, arbitration awards, agreements or orders binding upon the Company or its Subsidiaries. Except as set forth on Schedule 5.13, no material claims, including without limitation, product liability claims, have been asserted against the Company or its Subsidiaries during the past ten (10) years, and, to the Knowledge of the Company, there is no basis for any material action, proceeding or investigation involving the Company or its Subsidiaries, other than as set forth on Schedule 5.13.

SECTION 5.14   CONTRACTS AND COMMITMENTS.

               (a) Schedule 5.14 contains a complete and accurate list of all contracts, agreements and commitments existing as of July 15, 1996 (other than the agreements or arrangements set forth in Schedules 5.11, 5.15, 5.17, 5.20A, 5.21, 5.24 and 5.26), whether written or oral, of the Company and its Subsidiaries that: (i) involve commitments in excess of $100,000 each (excluding ordinary course purchase orders of inventory and materials),
(ii) involve commitments in excess of $500,000 each for the purchase of inventory or materials in the ordinary course, (iii) have a term of twelve
(12) months or more, or (iv) are not in the ordinary course of business.

               (b) The agreements set forth in Schedules 5.11, 5.14, 5.15, 5.17, 5.20A, 5.21, 5.24 and 5.26 are hereinafter referred to collectively as the "Operating Agreements." None of the Operating Agreements has been assigned or is the subject of any security agreement, except as set forth on
Schedule 5.14. Except as otherwise set forth on Schedule 5.14, (i) each of the Operating Agreements is a valid and binding obligation of the Company or the Subsidiary party thereto and (to the Knowledge of the Company) the other party or parties thereto, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to creditors' rights generally;
(ii) neither the Company or the Subsidiary party thereto nor (to the Knowledge of the Company) any other party thereto, has terminated, canceled, modified or waived any term or condition of any Operating Agreement; and
(iii) neither the Company or the Subsidiary party thereto nor (to the Knowledge of the Company) any other party to any Operating Agreement is in default or alleged to be in default under any Operating Agreement and there exists no event, condition or occurrence that, after notice or lapse of time, or both, would constitute such a default by the Company or such Subsidiary or (to the Knowledge of the Company) any other party to any such Operating Agreement. None of such Operating Agreements contains any covenant or other restriction preventing or limiting the consummation of the transactions contemplated hereby, including any provision prohibiting the assignment of the Company's rights thereunder or granting any party a right of termination or modification of any provision as a result thereof. Neither the Company nor its Subsidiaries has any outstanding powers of attorney except routine powers of attorney relating to the representation of the Company or its Subsidiaries before governmental agencies or given in connection with qualification to conduct business or customs matters. The Company delivered to the Buyer a copy of each of the written Operating Agreements and a description of the terms and conditions of any oral Operating Agreements.

SECTION 5.15   INTELLECTUAL PROPERTY RIGHTS.

               Schedule 5.15 contains a correct and complete list of the following assets and related matters: (a) all patents and applications for patents, all Marks and registration of Marks and applications for registration of Marks, all copyright registrations and applications for copyright registration, and all trade names, owned or used (pursuant to license agreements or otherwise) by the Company and its Subsidiaries, and in the case of any such Intellectual Property that is so owned, the jurisdictions in or by which such assets or any of them have been registered, filed or issued and (b) to the extent not listed on Schedule 5.14, all contracts, agreements or understandings pursuant to which the Company or its Subsidiaries has authorized any Person to use any of the Intellectual
Property which is so owned. Each of the Company and its Subsidiaries owns, possesses or licenses and as of the Closing Date will own, possess or license, all right, title and interest in and to the items of Intellectual Property that are required to conduct its business as now conducted without conflict with the rights of others. Except as set forth on Schedule 5.15:
(a) the Company and its Subsidiaries have the right to use and, to the Knowledge of the Company, the sole and exclusive rights to use, the Intellectual Property (including applications for any of the foregoing) used in connection with the business of the Company and its Subsidiaries, and none of the past or present employees, officers, directors or stockholders of the Company or its Subsidiaries, or anyone else, has any rights with respect thereto; (b) the consummation of the transactions contemplated hereby will not alter or impair any such rights; (c) neither the Company nor its Subsidiaries has received any notice or claim of infringement or any claim challenging or questioning the validity or effectiveness of any of the items of Intellectual Property, and to the Knowledge of the Company there is no valid basis for any such claim; and (d) neither the Company nor its Subsidiaries is liable, nor has it made any contract or arrangement whereby it may become liable, to any Person for any royalty or other compensation for use of any of the items of Intellectual Property.

SECTION 5.16   LIENS.

               Except as set forth on Schedule 5.16, the title, interest or estate of the Company or any of its Subsidiaries in the properties or assets, whether real, personal or mixed, or tangible or intangible, owned or leased by the Company or its Subsidiaries is not subject to any mortgage, lien, encumbrance or other security interest, except for (a) liens for taxes and assessments or governmental charges or levies not at the time due; (b) liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) liens incidental to the conduct of the business.

SECTION 5.17   INSURANCE.

               All insurance policies and fidelity bonds relating to the assets of the Company and its Subsidiaries, including summary descriptions and the termination dates thereof, are set forth on Schedule 5.17. Except as set forth on Schedule 5.17, the Company and its Subsidiaries have not had coverage denied or limited by any insurance carrier to which they have applied for insurance or with which they have carried insurance, during the last two (2) years.

SECTION 5.18   ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE.

             All accounts receivable of the Company and its Subsidiaries, whether reflected on the Company Audited Financial Statements and/or the Subsidiary Unaudited Financial Statements, or otherwise, represent sales actually made in the ordinary course of business or valid claims as to which full performance has been rendered, and the reserves against the accounts receivable for returns and bad debts are commercially reasonable and have been determined in accordance with GAAP, consistently applied. Except to the extent reserved against the accounts receivable, no counterclaims or offsetting claims with respect to the accounts receivable are pending or, to the Knowledge of the Company, threatened. The accounts payable of the Company and its Subsidiaries reflected on the Company Audited Financial Statements and the Subsidiary Unaudited Financial Statements arose from bona fide transactions in the ordinary course of business, and all such accounts payable have been paid, are not yet due and payable under the Company's or its Subsidiaries' payment policies and procedures (copies of which have been previously provided to the Buyer), or are being contested by the Company or its Subsidiaries in good faith.

SECTION 5.19   INVENTORIES AND BACKLOG.

               The inventories of the Company and its Subsidiaries as of the date hereof consist of raw materials, goods in process and finished goods salable or usable in the normal course of the businesses of the Company and its Subsidiaries, and such inventories are, and shall be on the Closing Date, at levels consistent with past practices of the businesses. All such inventories are carried on the books of the Company or its Subsidiaries pursuant to the normal inventory valuation policies of the Company or such Subsidiary as reflected in the Company Audited Financial Statements. Any expected losses on customer contracts in progress are recognized and recorded in the period in which such losses are determined. Schedule 5.19 sets forth the locations of all inventories of the Company and its Subsidiaries. Except as set forth on Schedule 5.19, no items included in inventories of the Company or its Subsidiaries are or will be pledged as collateral or held by the Company or its Subsidiaries on consignment from others. Neither the Company nor its Subsidiaries is committed to purchase inventories in amounts greater than are reasonably expected to be usable in the ordinary course of business as presently conducted. With respect to inventories in the hands of suppliers for which the Company or its Subsidiaries will be committed on the Closing Date, such inventories on the Closing Date will be reasonably expected to be usable in the ordinary course of business as presently being conducted. At June 30, 1996, the backlog of firm orders for the Company and its Subsidiaries was $95,770,822. Schedule 5.19 sets forth as of June 30, 1996 each order of such backlog in excess of $250,000 and the scheduled or committed delivery date thereof.

SECTION 5.20   TANGIBLE PERSONAL PROPERTY.

               All of the fixed assets of the Company and its Subsidiaries and each item of tangible personal property, other than vehicles, inventory (whether finished goods or raw materials) or supplies, owned by the Company and its Subsidiaries including all such furniture, furnishings, office equipment, machinery, tools and other equipment is located at the address set forth on Schedule 5.20. Except for fixed assets and tangible personal property disposed of in the ordinary course of business since the applicable balance sheet date, the Company or one of its Subsidiaries has, and on the Closing Date will have, good and legal title to all of the fixed assets and tangible personal property reflected in the Company Audited Financial Statements, the Subsidiary Unaudited Financial Statements and/or the accounting books and records of the Company and/or its Subsidiaries, free and clear of all liens, claims and encumbrances except as set forth on Schedule
5.16. Schedule 5.20A lists all leases of tangible personal property requiring rental payments in excess of $60,000 per year leased by the Company and its Subsidiaries and the location thereof. Except as set forth on
Schedule 5.20A, none of such leases contains any covenant or restriction preventing or limiting the consummation of the transactions contemplated hereunder. All of the fixed assets and items of tangible personal property of the Company and its Subsidiaries and the assets leased pursuant to the leases listed on Schedule 5.20A are suitable for the uses for which they are employed, are in good operating condition and repair (ordinary wear and tear excepted) and have been maintained in accordance with best industry practice.

SECTION 5.21   REAL PROPERTY.

               (a) Neither the Company nor its Subsidiaries owns any real property or has agreed (or has any option) to purchase, sell or lease to a third party, or is obligated to purchase, sell or lease to a third party in connection with its business, any real property.

               (b) Schedule 5.21 contains a correct and complete list of all the real property that is leased by the Company and its Subsidiaries or that the Company and its Subsidiaries have agreed (or have an option) to lease, or may be obligated to lease. Such real property is hereinafter referred to as the "Leased Property," and the improvements and fixtures thereon are hereinafter referred to as the "Leased Improvements."

               (c) Except as set forth on Schedule 5.21, either the Company or one of its Subsidiaries is the sole legal and equitable owner of the leasehold interest in the Leased Property and the Leased Improvements and possess good and marketable, indefeasible title thereto, free and clear of all conditions, exceptions, reservations, liens, restrictions, rights-of-way, easements, encumbrances and other matters affecting title to such leasehold that could impair the ability of the Company or such Subsidiary to realize the benefits of the rights provided to it under its lease as such rights are currently utilized in the conduct of the business of the Company or such Subsidiary consistent with past practice.

               (d) There are no adverse or other parties in possession of the Leased Property, the Leased Improvements, or any portion or portions thereof, and on the Closing Date the leasehold interests in the Leased Property and the Leased Improvements will be free and clear of any and all leases, licensees, occupants or tenants except as set forth on Schedule 5.21. There are no pending or to the Knowledge of the Company threatened condemnation, eminent domain or similar proceedings, or litigation or other proceedings affecting the Leased Property, the Leased Improvements or any portion or portions thereof. To the Knowledge of the Company, there are no pending or threatened requests, applications or proceedings to alter or restrict any zoning or other use restrictions applicable to the Leased Property or the Leased Improvements that would interfere with the conduct of the business of the Company and its Subsidiaries or the use of their assets consistent with past practice, which interference would have a Material Adverse Effect on the business of the Company or its Subsidiaries. Except as set forth on Schedule 5.21, to the Knowledge of the Company, all water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by law or necessary for the operation of the Leased Improvements are installed and connected pursuant to valid permits and no notice has been received by the Company or its Subsidiaries regarding the termination or material impairment of any such service. All equipment and fixtures associated with the Leased Improvements are in good operating condition and repair (ordinary wear and tear excepted). All necessary easements exist and are in full force and effect. The Leased Property have access, in accordance with past practice, to and from a public right of way or road dedicated for public use and no notice has been received by the Company or its Subsidiaries relating to the termination or impairment of such access (including applicable parking requirements).

SECTION 5.22   ENVIRONMENTAL MATTERS.

               (a)   As used in this Agreement "Hazardous Material" shall mean:
(i) any "hazardous substance" as now defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"),
42 U.S.C. Section 9601(14), or any substance listed or identified by any characteristic in any regulation adopted pursuant to any statute referred to or incorporated into such definition, all as in effect on the date hereof;
(ii) any petroleum, including crude oil and any fraction thereof;

(iii) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (iv) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (v) any asbestos, polychlorinated biphenyl ("PCB"), or isomer of dioxin.

               (b) To the Knowledge of the Company, there is no Hazardous Material within, under, originating from or relating to any real property interest or other location geologically or hydrologically connected to such properties owned, operated or controlled by the Company, its Subsidiaries or their predecessors in interest.

               (c) Neither the Company, its Subsidiaries nor any of their predecessors in interest has any liability, matured or not matured, absolute or contingent, assessed or unassessed, imposed or based upon any provision under any federal, state or local law, rule, or regulation or common law, or under any code, order, decree, judgment or injunction applicable to the Company, its Subsidiaries or their predecessors in interest, nor has the Company or its Subsidiaries, during the past five (5) years, received any notice, or request for information issued, promulgated, approved or entered thereunder, or under the common law, or any tort, nuisance or absolute liability theory, relating to public health or safety, or pollution, damage to or protection of the environment including without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Material into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of any Hazardous Material (hereinafter collectively referred to as "Environmental Laws").

               (d) Each of the Company and its Subsidiaries possesses and is in compliance in all material respects with all permits, licenses, certificates, franchises and other authorizations relating to the Environmental Laws necessary to conduct its business or required by environmental regulations.

               (e) Neither the Company nor its Subsidiaries has, during the past five (5) years, been subject to any civil, criminal or administrative action, suit, claim, hearing, notice of violation, investigation, inquiry or proceeding for failure to comply with, or received notice of any violation or potential liability under the Environmental Laws, and the Company has no Knowledge of any information, whether or not confirmed or reported, which could give rise to any such potential liability.

               (f) No real property, site or facility (as defined in CERCLA, 42 U.S.C. Section 9601(9)) owned or operated by the Company or its Subsidiaries is (i) listed or proposed for listing on the National Priority List or
(ii) listed on the Comprehensive Environmental Response, Compensation, Liability Information System List ("CERCLIS") promulgated pursuant to CERCLA, or any comparable list maintained by any state or local government authority.

               (g) There are no underground storage tanks owned or operated by the Company or its Subsidiaries, and any prior use and operation of underground storage tanks owned or operated by the Company or its Subsidiaries has been in compliance with all Environmental Laws.

               (h) The Company has provided to the Buyer an opportunity to inspect its facilities, and to review and copy documents, and the Company has delivered to the Buyer true, complete and correct copies of results of any reports, together with supporting studies, analyses and tests in the possession of or initiated by the Company or its Subsidiaries pertaining to the existence of Hazardous Material and any other environmental concerns relating to any of their facilities, or sites or real property owned, leased, operated, used or controlled by the Company, its Subsidiaries or any of their predecessors in interest, or concerning compliance with or liability under the Environmental Laws.

               (i) There are no PCBs in or at any premises owned, leased, operated or controlled by the Company or its Subsidiaries and their prior use, handling, storage, transport or disposal of PCBs has been in compliance with all Environmental Laws.

               (j) There is no friable asbestos or asbestos containing materials on or in the properties and assets owned, leased, operated or controlled by the Company or its Subsidiaries and the facilities on such properties comply with the Environmental Laws including but not limited to, Occupational Safety and Health Act regulations with respect to ambient air exposure to asbestos, the existence of which would have a Material Adverse Effect on the Company or its Subsidiary.

               (k) Neither the Company nor its Subsidiaries has, by contract, expressly agreed to assume the liability of any other person or entity pursuant to any of the Environmental Laws.

SECTION 5.23   GOVERNMENTAL AUTHORIZATIONS.

               The Company and its Subsidiaries possess all licenses, franchises, permits, certificates, orders, approvals, exemptions, registrations or other authorizations (collectively, the "Permits") from governmental, regulatory or administrative agencies or authorities required for the ownership of their properties and assets and operation of their businesses in the manner presently conducted, except where the failure to possess such Permit would not have a Material Adverse Effect on the Company or its Subsidiaries (including those required pursuant to laws or regulations relating to the protection of the environment), each of which will be in full force and effect on the Closing Date. A list of all material Permits is set forth on Schedule 5.23. Except as specified in Schedule 5.23, no registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers or other actions of any kind are required by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to enable the Company and its Subsidiaries to continue the possession and operation of their properties and assets and the businesses of the Company and its Subsidiaries as presently conducted in all material respects.

SECTION 5.24   EMPLOYEES.

               Schedule 5.24 sets forth as of June 30, 1996 a complete and accurate list of all employees of the Company and its Subsidiaries showing for each: name, hire date, current job title or description, current salary level, total compensation for the calendar year 1995 (including any bonus, commission or other remuneration) and annual bonus for the fiscal year ended May 26, 1996, and describing any existing contractual arrangement with such employee. Except as set forth on Schedule 5.24, as of June 30, 1996, none of the employees of the Company or its Subsidiaries is on short-term or long-term disability. Except as set forth on Schedule 5.24, since May 28, 1995 no salaried employee of the Company or its Subsidiaries who has been compensated at an annual base rate in excess of $50,000 has terminated his or her employment or had such employment terminated for any reason or for no reason; as of July 18, 1996 no such employee has given notice of his or her intent to terminate such employment; and no notice of termination has been given to any such employee by the Company or its Subsidiaries. Except as set forth on Schedule 5.24, no employees of the Company or its Subsidiaries shall receive any compensation as a result of the consummation of the transaction contemplated by this Agreement.

SECTION 5.25   EMPLOYEE RELATIONS.

               Except as set forth on Schedule 5.25, neither the Company nor its Subsidiaries has at any time during the past five years had, nor is there now threatened, any labor disputes or any strike, picket, work stoppage, work slowdowns or other job action due to labor disagreements. Except as set forth on Schedule 5.25, (a) the Company and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including the terms and provisions of any collective bargaining agreement or other contract with a labor union representing any employees of the Company or its Subsidiaries and are not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against the Company or its Subsidiaries, or (to the Knowledge of the Company) threatened before the National Labor Relations Board or any foreign authority; (c) no question concerning representation has been raised or is (to the Knowledge of the Company) threatened respecting the employees of the Company or its Subsidiaries; (d) no grievance that might have a Material Adverse Effect on the Company or its Subsidiaries, nor any arbitration proceeding arising out of or under any collective bargaining agreement, is pending and no claims therefor exist; and (e) no collective bargaining agreement that is binding on the Company or its Subsidiaries restricts them from relocating, closing or contracting any of their operations.

SECTION 5.26   CUSTOMERS AND VENDORS.

               Schedule 5.26 sets forth correct and complete lists of the twenty (20) largest (by dollar volume) customers and vendors of the Company and its Subsidiaries during the fiscal year ended May 26, 1996, indicating the existing contractual arrangements, if any, with each such customer or vendor. Except as set forth on Schedule 5.26, there are no outstanding disputes with any customer or vendor listed thereon and no customer or vendor listed thereon has refused to continue to do business with the Company and its Subsidiaries or has stated its intention not to continue to do business with the Company and its Subsidiaries. Since May 28, 1995, there has not been any material shortage or unavailability of the raw materials necessary to manufacture the products sold by the Company and its Subsidiaries and the Company has no Knowledge of any current shortage or unavailability which leads it to believe that any such shortages will occur.

SECTION 5.27   DISTRIBUTORS AND REPRESENTATIVES.

               Schedule 5.27 sets forth a correct and complete list of the twenty (20) largest (by dollar volume) distributors, representatives and agents for the sale of the products of the Company and its Subsidiaries during the two most recently completed fiscal years and all distributors, representatives and agents to whom the Company and its Subsidiaries have given any exclusive rights with respect to territories or products. Since May 28, 1995, there has been no termination of any independent distributor, wholesaler, sales representative or agent relationship, nor, to the Knowledge of the Company, has any present independent distributor, wholesaler, sales representative or agent indicated any intention to termination or materially change the terms of its relationship with the Company and its Subsidiaries.

SECTION 5.28   BROKER'S OR FINDER'S FEES.

               No agent, broker, investment banker, Person or firm acting on behalf of the Company or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

SECTION 5.29   DISCLOSURE.

               No representation or warranty by the Company to the Buyer contained in this Agreement, and no statement contained in the Schedules hereto or any certificate furnished to the Buyer pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

SECTION 5.30   CERTAIN TRANSACTIONS.

               Except as set forth on Schedule 5.30, none of the Stockholders or the directors or officers of the Company or its Subsidiaries is currently a party to any transaction with the Company or its Subsidiaries (other than for services as employees, officers and directors), including without limitation any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such Person, or to or from any corporation, partnership, trust or other entity in which any such Person, or a Person who owns or has a beneficial interest in the Stockholder, owns in excess of five percent (5%) of the outstanding equity interest.

SECTION 5.31   ABSENCE OF QUESTIONABLE PAYMENTS.

               Neither the Company, its Subsidiaries nor any director, officer, agent, employee or other Person acting on their behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Securities Exchange Act of 1934, as amended, or any other applicable foreign, federal or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.

SECTION 5.32   DIRECTORS AND OFFICERS; BANK ACCOUNTS.

               Schedule 5.32 lists each of the directors and officers and all of the bank accounts (and signatories thereto) of the Company and its Subsidiaries.

SECTION 5.33   DEFECTS IN PRODUCTS OR DESIGNS; PRODUCT SAFETY.

               (a) Except as set forth on Schedule 5.33, there has been no pattern of defects in any product line in the design, construction, manufacturing or installation of any material product ("Product") made, manufactured, constructed, distributed, sold, leased or installed by the Company, its Subsidiaries or their employees, or agents, that would adversely affect the performance or quality of such Product. Each Product has been designed, manufactured, packaged and labelled in compliance with all regulatory, engineering, industrial and other codes applicable thereto and the Company has not received notice of any alleged noncompliance with any such code. Each Product advertised or represented as being rated or approved by a rating organization, such as Underwriters' Laboratories, the National Sanitation Foundation or the Society of Automotive Engineers or other similar organizations, comply with all conditions of such rating or approval.

               (b) Neither the Company nor its Subsidiaries has been required to file, and has not filed, a notification or other report with the United States Consumer Product Safety Commission concerning actual or potential hazards with respect to any Product manufactured or sold by the Company or its Subsidiaries.

SECTION 5.34   PRODUCT WARRANTIES.

               True and correct copies of all written warranties and guaranties applicable to the Company, its Subsidiaries and their products and services have been provided to the Buyer. The amounts reflected as warranty reserves in the Company Audited Financial Statements and/or Subsidiary Unaudited Financial Statements are commercially reasonable and have been determined in accordance with GAAP, consistently applied.


                                   ARTICEL VI

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

               The Stockholders severally represent and warrant to the Buyer, and the Buyer in agreeing to consummate the transactions contemplated by this Agreement has relied upon such representations and warranties, that:

SECTION 6.1    OWNERSHIP OF STOCK.

               Except as set forth on Schedule 6.1, each Stockholder is the owner, beneficially and of record, of the shares of Stock set forth opposite his, her or its name on Exhibit A, free and clear of any pledge, lien, security interest, option, charge, right of first refusal, encumbrance, claim or equity of any kind. Each Stockholder has, and on the Closing Date each Stockholder will have, complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver to the Buyer on the Closing Date, good, valid and marketable title to the number of shares of Stock set forth opposite his, her or its name on Exhibit A free and clear of any such pledge, lien, security interest, option, charge, right of first refusal, encumbrance, claim or equity of any kind.

SECTION 6.2    Valid and Binding Agreements.

               Each Stockholder has the full right, capacity and power to enter into this Agreement. All necessary action on the part of each Stockholder has been taken to authorize the execution and delivery of this Agreement and the Indemnification and Escrow Agreement, the performance of his, her or its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Indemnification and Escrow Agreement will be, duly and validly executed and delivered by each of the Stockholders, and constitutes and will constitute valid and binding obligations, enforceable against such Stockholder, in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 6.3    CONSENTS AND APPROVALS.

               Except for any filings under the HSR Act or for the filing of the Articles of Merger, no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required to be made or obtained by any Stockholder in connection with the execution, delivery and performance of this Agreement or the Indemnification and Escrow Agreement or the consummation of the transactions contemplated hereby or thereby.

SECTION 6.4    BROKER'S OR FINDER'S FEES.

               No agent, broker, investment banker, Person or firm acting on behalf of any Stockholder or under the authority of any Stockholder is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.


                                  ARTICLE VII

                       REPRESENTATIONS AND WARRANTIES OF
                          THE BUYER AND THE GUARANTOR

               The Buyer and the Guarantor represent and warrant to the Company and the Stockholders, and the Company and the Stockholders in agreeing to consummate the transactions contemplated by this Agreement have relied upon such representations and warranties, that:

SECTION 7.1    CORPORATE ORGANIZATION.

               The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority (corporate and other) to enter into this Agreement and to perform its obligations hereunder.

SECTION 7.2    VALID AND BINDING AGREEMENTS.

               The Buyer has all requisite corporate power and authority to enter into this Agreement and the Indemnification and Escrow Agreement. All necessary action on the part of the Buyer and the Guarantor have been taken to authorize the execution and delivery of this Agreement and the Indemnification and Escrow Agreement, the performance of their respective obligations hereunder and thereunder and the consummation of the transaction contemplated hereby and thereby. This Agreement has been, and as of the Closing Date, the Indemnification and Escrow Agreement will be, duly and validly executed and delivered by the Buyer and the Guarantor, and will constitute valid and binding agreements of the Buyer and the Guarantor, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 7.3    NO VIOLATION.

             Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby nor compliance by the Buyer and the Guarantor with any of the provisions hereof or thereof will (i) violate or conflict with any provision of the articles or certificate of incorporation or by-laws of the Buyer or the Guarantor or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Buyer or the Guarantor, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument of the Buyer or the Guarantor.

SECTION 7.4    CONSENTS AND APPROVALS.

               Except for any filings required under the HSR Act or the filing of the Articles of Merger, no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required to be made or obtained by the Buyer or the Guarantor in connection with the execution, delivery and performance of this Agreement or the Indemnification and Escrow Agreement or the consummation of the transactions contemplated hereby or thereby, other than lender consents which will be obtained prior to the Closing.

SECTION 7.5    BROKER'S OR FINDER'S FEES.

               Except as disclosed on Schedule 7.5, no agent, broker, investment banker, Person or firm acting on behalf of the Buyer or the Guarantor, or under the authority of the Buyer or the Guarantor, is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from the Buyer or the Guarantor in connection with any of the transactions contemplated hereby.


                                  ARTICLE VIII

                                   COVENANTS

SECTION 8.1    COMPLIANCE WITH LAW.

               From the date hereof through the Closing Date, the Company and its Subsidiaries will promptly comply in all material respects with all laws and regulations (including without limitation, those relating to the protection of the environment and employee benefits) applicable to the Company's and its Subsidiaries' business and all laws and regulations with which compliance is required for the valid consummation of the transactions contemplated hereby and will promptly notify the Buyer of any legal, administrative or other proceedings, investigations, inquiries, complaints, notices of violation or other asserted claims, judgments, injunctions or restrictions, pending, outstanding or, to the Knowledge of the Company, threatened or contemplated, which could have a Material Adverse Effect on the Company or its Subsidiaries.

SECTION 8.2    OPERATION OF BUSINESS PRIOR TO CLOSING.

               During the period from the date hereof through the Closing Date, the Company agrees that (except as expressly contemplated or permitted by this Agreement (including the Schedules hereto) or to the extent that the Buyer shall otherwise consent in writing):

               (a) Each of the Company and its Subsidiaries shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Closing Date.

               (b) Except for bonuses expensed prior to May 26, 1996 and disbursed prior to Closing, neither the Company nor its Subsidiaries shall grant any general increase in the compensation payable or to become payable to their officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any special increase in the compensation payable or to become payable to any officer or employee, except for normal bonuses, severances, merit and cost of living increases in the ordinary course of business and in accordance with past practice.

               (c) Neither the Company nor its Subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of its material contracts or cancel any debts or waive any claims or rights of substantial value.

               (d) Neither the Company nor its Subsidiaries shall permit any material insurance policy to be canceled or terminated without notice to the Buyer, except in the ordinary course of business.

               (e) Neither the Company nor its Subsidiaries shall fail to confer on a regular and frequent basis with one or more representatives of the Buyer to report material operational matters and the general status of ongoing operations.

               (f) Neither the Company nor its Subsidiaries shall, except in the ordinary course of business, (i) factor, discount or otherwise accept less than full payment with regard to its accounts receivable or other amounts due, (ii) delay payment on, or otherwise alter the payment terms of, its accounts payable or pay the amounts due thereunder later than the stated date for payment thereof or (iii) sell any inventory at less than fair market value or make any bulk sale of such inventory, or fail to maintain its accounts receivable and inventory at ordinary, customary levels, consistent with the Company Audited Financial Statements, the Subsidiary Unaudited Financial Statements and past practice.

               (g) Neither the Company nor its Subsidiaries shall, except as expressly permitted by this Agreement, take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue in any material respect, or in any of the conditions in this Agreement set forth in Article IX not being satisfied.

               (h) Neither the Company nor its Subsidiaries shall make any tax election or settle or compromise any material federal, state, local or foreign income tax liability.

               (i) Neither the Company nor its Subsidiaries shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
(iii) repurchase or otherwise acquire any shares of its capital stock.

               (j) No liens, encumbrances, obligations or liabilities relating to the Company or its Subsidiaries, whether absolute or contingent (including litigation claims), shall be discharged, satisfied or paid, other than liabilities shown on the Company Audited Financial Statements or the Subsidiary Unaudited Financial Statements and liabilities incurred after the date thereof in the ordinary course of business and in normal amounts, and no such discharge, satisfaction or payment shall be effected other than in accordance with the ordinary payment terms relating to the liability discharged, satisfied or paid.

               (k) Neither the Company nor its Subsidiaries shall make any change in any method of accounting or accounting principle or practice.

SECTION 8.3    ACCESS.

               At all times prior to the Closing Date, the Company shall provide the Buyer and its representatives with full access to, and will make available for inspection and review, all properties, personnel, books, records and accounts of the Company and its Subsidiaries in order that the Buyer may have full opportunity to make such investigation as each shall desire to make of the affairs of the Company and its Subsidiaries. It is understood that the Buyer shall be permitted to maintain personnel on the premises of the Company and its Subsidiaries during customary business hours to observe all aspects of the operations of the Company and its Subsidiaries and to confer with their management, attorneys and other third parties reasonably requested for verification of any information obtained pursuant to such observations. The Company also consents to the examination of workpapers and other records of its accountants pertaining to the Company and its Subsidiaries and will cooperate with the Buyer to obtain such access and related information from its accountants.


                                   ARTICLE IX

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                            BUYER AND THE GUARANTOR

               All obligations of the Buyer that are to be discharged under this Agreement at the Closing are subject to the Company's and the Stockholders' fulfillment, at the Closing or effective as of the Closing Date, of each of the following conditions (unless expressly waived in writing by the Buyer at any time at or prior to the Closing) and the Company and the Stockholders shall use their reasonable efforts to cause each of such conditions to be satisfied:

SECTION 9.1    REPRESENTATIONS AND WARRANTIES.

               On the Closing Date, the representations and warranties of the Company and the Stockholders set forth in Articles V and VI of this Agreement shall be true and correct in all material respects as though such representations and warranties had been made by the Company and the Stockholders on and as of the Closing Date and the Buyer shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of the Company and each Stockholder to such effect.

SECTION 9.2    COVENANTS, AGREEMENTS AND CONDITIONS.

               The Company and the Stockholders shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed by the Company and the Stockholders on or prior to the Closing Date, and the Buyer shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of the Company and each Stockholder to such effect.

SECTION 9.3    PROCEEDINGS.

               No action or proceeding shall be pending or threatened to restrain or prevent the consummation of the transactions contemplated hereby.

SECTION 9.4    CORPORATE PROCEEDINGS.

               All corporate and other proceedings of the Company and the Stockholders to be taken and all consents to be obtained in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, Dickstein Shapiro, Morin & Oshinsky L.L.P., both of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

SECTION 9.5    GOVERNMENTAL APPROVALS.

               There shall have been received all necessary governmental consents or authorizations required in connection with the transactions contemplated hereby.

SECTION 9.6    NO MATERIAL ADVERSE EFFECT.

               During the period from the date hereof through the Closing Date, there shall not have occurred any Material Adverse Effect on the Company.

SECTION 9.7    INSURANCE.

               The Company shall have maintained in full force and effect the insurance coverage described on Schedule 5.17 hereto or policies providing substantially equivalent coverage.

SECTION 9.8    DELIVERIES.

               The Sellers shall have delivered to the Buyer the following items:

               (a) certificates representing the shares of Stock, duly endorsed or accompanied by stock powers duly executed in blank (with signatures guaranteed by any national bank or trust company) and otherwise in form acceptable for transfer on the books of the Company, with all requisite stock transfer tax stamps attached;

               (b) the stock books, stock ledgers, minute books and corporate seal of the Company and its Subsidiaries;

               (c) certificates from appropriate authorities, dated as of or about the Closing Date, as to the good standing, qualification to do business, and payment of franchise taxes by the Company and its Subsidiaries in each jurisdiction where they are so qualified;

               (d) the resignation of each director and officer of the Company and its Subsidiaries, as requested by the Buyer;

               (e) (i) a certificate of the Secretary or Assistant Secretary of the Company, certifying as to the Articles of Incorporation, By-laws, resolutions of the Board of Directors, and incumbency and signatures of officers of the Company; and (ii) a certificate of the Secretary or Assistant Secretary of each Subsidiary of the Company, certifying as to the Articles of Incorporation and By-laws of such Subsidiary; and

               (f) all other previously undelivered items required to be delivered by the Company or the Stockholders to the Buyer at or prior to the Closing pursuant to this Agreement (including all items referred to in Article IV) or otherwise required in connection herewith unless waived in writing by the Buyer.

SECTION 9.9    HSR ACT REQUIREMENTS.

               Any "waiting period" under the HSR Act applicable to the transactions contemplated hereby shall have expired by the Closing Date or shall have been terminated by the appropriate agency.

SECTION 9.10   OPINION OF COUNSEL.

               The Buyer shall have received a written opinion dated as of the Closing Date from Rudnick & Wolfe, counsel to the Company, in the form attached hereto as Exhibit H.

SECTION 9.11   TAX STATUS CERTIFICATION.

               The Buyer shall have received a certification, signed by an authorized officer of the Company and dated within fifteen (15) days of Closing, pursuant to Section 1445(b) of the Code and Treasury Regulation
Section 1.897-2 to the effect that the Company is not a "United States real property holding corporation" as defined in Section 897 of the Code.

SECTION 9.12   PAYMENT OF INDEBTEDNESS.

               The Buyer shall have received evidence of repayment of all indebtedness, including any outstanding principal and interest, for borrowed money of each of the Stockholders or their Affiliates owed to the Company or its Subsidiaries as of the Closing Date.

SECTION 9.13   EVIDENCE OF TERMINATION.

               The Buyer shall have received satisfactory evidence of the termination of the agreements referred to in Section 4.6, including the release of the Company's guaranty obligations relating to the financing of the Leased Real Property.


                                   ARTICLE X

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                          COMPANY AND THE STOCKHOLDERS

               All obligations of the Company and the Stockholders that are to be discharged under this Agreement at the Closing are subject to the Buyer's fulfillment at the Closing or effective as of the Closing Date of each of the following conditions (unless expressly waived in writing by the Company at any time at or prior to the Closing) and the Buyer shall use its reasonable efforts to cause each of such conditions to be satisfied:

SECTION 10.1   REPRESENTATIONS AND WARRANTIES.

               On the Closing Date, the representations and warranties of the Buyer and the Guarantor set forth in Article VII of this Agreement shall be true and correct in all material respects as though such representations and warranties had been made on and as of the Closing Date, and the Company and the Stockholders shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of each of the Buyer and the Guarantor to such effect.

SECTION 10.2   COVENANTS, AGREEMENTS AND CONDITIONS.

               The Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed by it on or prior to the Closing Date, and the Company and the Stockholders shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of the Buyer to such effect.

SECTION 10.3   PROCEDDINGS.

               No action or proceeding shall be pending or threatened to restrain or prevent the consummation of the transactions contemplated hereby.

SECTION 10.4   CORPORATE PROCEEDINGS.

               All corporate and other proceedings of the Buyer and the Guarantor to be taken and all consents to be obtained in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Stockholders and their counsel, Rudnick & Wolfe, each of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

SECTION 10.5   GOVERNMENTAL APPROVALS.

               There shall have been received all necessary governmental consents or authorizations required in connection with the transactions contemplated hereby.

SECTION 10.6   DELIVERIES.

               The Buyer shall have delivered to the Company and the Stockholders the following items:

               (a)   the payments as required by Section 3.2;

               (b) a certificate of the Secretary or Assistant Secretary of the Buyer, certifying as to the Articles of Incorporation, By-laws, resolutions of the Board of Directors, and incumbency and signatures of officers of the Buyer;

               (c) a certificate of the Secretary or Assistant Secretary of the Guarantor, certifying as to the Certificate of Incorporation, By-laws, resolutions of the Board of Directors, and incumbency and signatures of officers of the Guarantor; and

               (d) all other previously undelivered items required to be delivered by the Buyer and the Guarantor at or prior to the Closing pursuant to this Agreement (including the items listed in Article IV) or otherwise required in connection herewith unless waived in writing by the Company and the Stockholders.

SECTION 10.7   HSR ACT REQUIREMENTS.

               Any "waiting period" under the HSR Act applicable to the transactions contemplated hereby shall have expired by the Closing Date or shall have been terminated by the appropriate agency.

SECTION 10.8   OPINION OF COUNSEL.

               The Company and the Stockholders shall have received a written opinion dated as of the Closing Date from Dickstein Shapiro, Morin & Oshinsky L.L.P., counsel to the Buyer, in the form attached hereto as Exhibit I.


                                   ARTICLE XI

                                 OTHER MATTERS

SECTION 11.1   CONFIDENTIALITY.

               The Stockholders agree that, except in the ordinary course of business of the Company, at all times from and after the Closing Date, they shall keep secret and retain in strictest confidence, and shall not use for their benefit or for the benefit of others, confidential information with respect to the Company, including but not limited to, "know-how," trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans other than any of the foregoing which are in the public domain (except through conduct of any such Stockholder which violates this Section 11.1 or the Employment and Noncompetition Agreement) prior to any disclosure by such Stockholder; provided, however, that the Stockholders may make such disclosures as are required by an order of a court having jurisdiction over the Stockholder if the Stockholder has made reasonable efforts to permit the Surviving Corporation to challenge such order or obtain an appropriate protective order or confidential treatment of such matters.

SECTION 11.2   FURTHER ASSURANCES.

               Each party hereto shall cooperate with the others, and execute and deliver, or cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and take all such other actions as may be reasonably requested by the other parties hereto from time to time, consistent with the terms of this Agreement, to effectuate the purposes and provisions of this Agreement.


                                  ARTICLE XII

                                  TERMINATION

SECTION 12.1   METHODS OF TERMINATION.

               This Agreement may be terminated at any time prior to the
Closing:

               (a)   by the mutual consent of the Buyer and the Company;

               (b)   by the Buyer at any time after the date which is thirty
(30) days from the date of this Agreement if any of the conditions provided for in Article IX of this Agreement shall not have been met prior to such date;

               (c)   by the Company at any time after the date which is thirty
(30) days from the date of this Agreement if any of the conditions provided for in Article X of this Agreement shall not have been met prior to such date; or

               (d) at any time prior to the Effective Time by either the Buyer or the Company if the Merger shall not have been consummated by August 31, 1996.

SECTION 12.2   PROCEDURE UPON TERMINATION.

               In the event of termination by the Buyer, the Company, or both, pursuant to this Article XII, written notice thereof shall promptly be given to the other party or parties and the obligations of the Buyer and the Sellers under this Agreement shall, except as set forth below, terminate without further action. Upon any such termination:

               (a) each party will redeliver all documents, workpapers and other materials of the other party or parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party or parties furnishing the same;

               (b) each party hereto and his, her or its respective accountants, attorneys, employees and other agents, will keep confidential all information, oral and written, obtained from any other party hereto or its Affiliates and refrain from using in any manner all information set forth above not otherwise publicly available; and

               (c) no party shall have any liability or further obligation to any other party, except for such legal and equitable rights and remedies as any party may have under this Agreement or otherwise, by reason of any breach or violation of this Agreement by the other party.


                                  ARTICLE XIII

                                 MISCELLANEOUS

SECTION 13.1   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

               All representations and warranties of the Buyer and the Company and the Stockholders contained in Articles V, VI and VII herein and in any certificate executed and delivered by either the Buyer or the Company or the Stockholders in connection with this Agreement shall survive the Closing Date and shall terminate and expire sixteen (16) months thereafter; provided, however, that the representations and warranties contained in Sections
5.5(c), 5.10, 5.11, 5.22, 5.28, 6.1, 6.4 and 7.5 shall survive the Closing
Date and terminate and expire at the end of the relevant statute of limitations. All agreements of the parties contemplating performance after the Closing Date shall survive the Closing Date for a period equal to ninety
(90) days after the expiration of the applicable statute of limitations for any claim relating thereto.

SECTION 13.2   SERVICE OF PROCESS.

               Service of process on any of the Buyer, the Company or the Stockholders for any claim, legal action or proceeding under this Agreement may be made in the manner set forth in Section 13.3.

SECTION 13.3   NOTICES.

               All notices, requests, consents and other communications hereunder shall be deemed given if delivered personally (including by courier), telecopied (which is confirmed) or mailed by United States registered or certified mail (return receipt requested) to the parties at the following addresses or to other such addresses as may be furnished in writing by one party to the others:

               (a)   if to the Company (prior to Closing):

                     Mid-West Automation Enterprises, Inc.
                     1400 Busch Parkway
                     Buffalo Grove, IL  60089
                     Attention:  Robert Eitzinger

                     with a copy to:

                     Rudnick & Wolfe
                     203 North LaSalle Street
                     Suite 1800
                     Chicago, IL  60601
                     Attention:  Allen J. Ginsburg, Esquire

               (b)   if to the Stockholders
                     (after the Closing):

                     c/o Mr. Robert Eitzinger
                     3675 Cuba Road
                     Long Grove, IL  60047

                     with a copy to:

                     Rudnick & Wolfe
                     203 North LaSalle Street
                     Suite 1800
                     Chicago, IL  60601
                     Attention:  Allen J. Ginsburg, Esquire

               (c)   if to the Buyer or to the Surviving Corporation:

                     c/o DT Industries, Inc.
                     Corporate Center, Suite 2-300
                     1949 East Sunshine
                     Springfield, Missouri  65804
                     Attention:  Chief Executive Officer

                     with a copy to:

                     Dickstein Shapiro Morin & Oshinsky L.L.P.
                     2101 L Street, N.W.
                     Washington, D.C.  20037
                     Attention:  Ira H. Polon, Esq.

Any notice given by person delivered personally shall be deemed effective upon receipt; any notice delivered by telecopier shall be deemed effective upon confirmed receipt if a confirming copy is sent by mail as provided above; and any notice delivered by mail as provided above shall be deemed effective three (3) business days after mailing.

SECTION 13.4   GOVERNING LAW.

               This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to such jurisdiction's conflicts of law principles. The parties agree that venue or any suit, action, proceeding or litigation arising out of or in relation to this Agreement shall be in any federal or state court in the State of Illinois having subject matter jurisdiction.

SECTION 13.5   MODIFICATINO; WAIVER.

               This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by the Buyer, the Company and the Stockholders. Any party may waive any misrepresentation by any other party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement of, any other party, provided that mere inaction or failure to exercise any right, remedy or option under this Agreement, or delaying in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective unless set forth in writing and only to the extent specifically stated therein.

SECTION 13.6   ENTIRE AGREEMENT.

               This Agreement, the schedules and exhibits hereto, and any other agreements or certificates delivered pursuant hereto constitute the entire agreement of the parties hereto with respect to the matters contemplated hereby and supersede all previous written or oral negotiations, commitments, representations and agreements.

SECTION 13.7   ASSIGNMENT; SUCCESSORS AND ASSIGNS.

               This Agreement may not be assigned by the Company or the Stockholder without the prior written consent of the Buyer. Prior to the Closing Date, this Agreement may not be assigned by the Buyer without the prior written consent of the Company. After the Closing, the Surviving Corporation may assign this Agreement. Notwithstanding the foregoing, the Buyer and the Guarantor shall be entitled to assign their respective rights under this Agreement, before and after the Closing, to their senior lenders, including The Boatmen's National Bank, N.A., as Agent, and their respective successors and assigns. All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon, inure to the benefit of and be enforceable by their respective successors and permitted assigns.

SECTION 13.8   PUBLIC ANNOUNCEMENTS.

               Prior to the Closing, no public announcement of the transactions contemplated hereby or of the terms hereof shall be made by the parties to this Agreement without the written consent, such consent not to be unreasonably withheld or delayed, of the Buyer and the Company, except to the extent required by law. The mutually approved public announcement in the form attached as Exhibit J shall be issued after the close of trading on the Nasdaq National Market System on the Closing Date and prior to the commencement of trading on the next business day.

SECTION 13.9   SEVERABILITY.

               The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

SECTION 13.10  NO THIRD PARTY BENEFICIARY.

               This Agreement is intended and agreed to be solely for the benefit of the parties hereto and their stockholders, and no other party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.

SECTION 13.11  EXPENSES.

               Except as otherwise expressly provided herein, each party to this Agreement will pay his, her or its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein. Buyer will pay the fee of Chambers and Associates in connection with the transaction contemplated herein. Any Expenses incurred by the Company, including any expenses of the Stockholders billed to the Company, shall be paid by the Stockholders prior to or at the Closing.

SECTION 13.12  ACTIONS BY THE STOCKHOLDERS.

               All actions required or permitted to be taken by the Stockholders under this Agreement (including giving, receiving and making all accountings, reports, notices, consents, waivers and amendments) shall be made or taken by the holders of the majority of the outstanding stock of the Company on the date hereof and any action taken by such majority Stockholders hereunder shall be binding upon all of the Stockholders and any Person dealing with such Stockholder or Stockholders shall be entitled to rely on any action, notice, consent, election, certificate or other document or instrument as if received from all of the Stockholders.

SECTION 13.13  EXECUTION IN COUNTERPART.

               This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


         [The balance of this page has been intentionally left blank.]

               IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first written above.


                                        AUTOMATION ACQUISITION
                                            CORPORATION


                                        By: /s/ Stephen J. Gore
                                            ----------------------------------
                                            Stephen J. Gore
                                            Chief Executive Officer



                                        MID-WEST AUTOMATION ENTERPRISES,
                                            INC.


                                        By: /s/ Robert Eitzinger
                                            ----------------------------------
                                            Robert Eitzinger
                                            President



                                        STOCKHOLDERS:


                                        RGA ASSOCIATES, an Illinois limited
                                            partnership


                                        By: RGA Associates, Inc., general
                                            partner


                                            By: /s/ Robert Eitzinger
                                                -----------------------------
                                                Robert Eitzinger, President


                                        /s/ Gisela Eitzinger
                                        --------------------------------------
                                        Gisela Eitzinger, as co-Trustee
                                        under Robert Eitzinger Trust No. 1
                                        dated January 5, 1989, and


                                        /s/ Kenneth R. Vernon
                                        --------------------------------------
                                        Kenneth R. Vernon, as co-Trustee
                                        under Robert Eitzinger Trust No. 1
                                        dated January 5, 1989

The undersigned hereby unconditionally guarantees the full and punctual payment and performance of all of the obligations of the Buyer to the Stockholders arising under this Agreement. The liability of the undersigned hereunder shall be primary, and in any right of action which shall accrue to the Stockholders under this Agreement, the Stockholders may at their option, proceed against the undersigned without having commenced any action, or having obtained any judgment, against the Buyer.

                                    DT INDUSTRIES, INC., as Guarantor


                                    By: /s/ Stephen J. Gore
                                        --------------------------------------
                                        Stephen J. Gore
                                        President and Chief Executive Officer

                                      NOTE

     The following page contains a list of Exhibits and Schedules which have been intentionally omitted by the Registrant pursuant to Item 601(b)(2) of Regulation S-K.

     A copy of any omitted Exhibit or Schedule will be provided to the Securities and Exchange Commission upon request.

Exhibit A        Stockholders
Exhibit B        Form of Indemnification and Escrow Agreement
Exhibit C        Calculation of Key Employee Bonus
Exhibit D        Form of Articles of Merger
Exhibit E        Form of Stockholder Release
Exhibit E-1      Form of Release from Robert Eitzinger
Exhibit F        Form of Building Lease
Exhibit F-1      Form of Parking Lot Lease
Exhibit G        Form of Employment and Noncompetition Agreement
Exhibit H        Form of Opinion of Rudnick & Wolfe
Exhibit I        Form of Opinion of Dickstein Shapiro Morin & Oshinsky L.L.P.
Exhibit J        Form of Press Release


Schedule 1       Persons with Knowledge
Schedule 5.1     Foreign Qualifications
Schedule 5.5     Capitalization
Schedule 5.6     Subsidiaries and Affiliates
Schedule 5.7     Company Audited Financial Statements
Schedule 5.7A    Subsidiary Unaudited Financial Statements
Schedule 5.7B Year End Adjustments and Exceptions to Subsidiary Unaudited Financial Statements
Schedule 5.7C    Company Cash Receipts and Disbursements
Schedule 5.8     Liabilities and Obligations
Schedule 5.9     Changes During Interim Operations
Schedule 5.10    Tax Matters
Schedule 5.11    Employee Benefit Plans
Schedule 5.13    Litigation; Claims
Schedule 5.14    Contracts and Commitments
Schedule 5.15    Intellectual Property Rights
Schedule 5.16    Liens
Schedule 5.17    Insurance
Schedule 5.19    Inventories and Backlog
Schedule 5.20    Locations Tangible Personal Property Owned
Schedule 5.20A   Tangible Personal Property Leased
Schedule 5.21    Real Property Leased
Schedule 5.23    Governmental Authorizations
Schedule 5.24    Employees
Schedule 5.25    Employee Relations
Schedule 5.26    Customers and Vendors
Schedule 5.27    Distributors and Representatives
Schedule 5.30    Certain Transactions
Schedule 5.32    Directors and Officers; Bank Accounts
Schedule 5.33    Defects in Products or Designs
Schedule 6.1     Encumbrances on Stock
Schedule 7.5     Broker's or Finder's Fees